UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2016

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information required by this Item 2.02 relating to the public announcement by Eleven Biotherapeutics, Inc. (the “Company”) of certain financial results and its financial condition is contained in Item 8.01 below and is incorporated herein by reference. A copy of the press release with respect to this public announcement is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is contained in Item 8.01 below and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 15, 2016, the Company issued a press release announcing the results from the Company’s Phase 3 clinical trial of its lead drug candidate, isunakinra (EBI-005), for the treatment of severe allergic conjunctivitis. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.
On January 15, 2016, the Company announced top-line results from the Company’s Phase 3 clinical trial of isunakinra for the treatment of severe allergic conjunctivitis. The multi-center, double-masked, randomized, vehicle controlled Phase 3 clinical trial was designed to evaluate the safety and efficacy of isunakinra for up to four weeks in patients with moderate to severe allergic conjunctivitis in an environmental setting. A total of 258 patients were randomized 1:1 to receive treatment with isunakinra or with vehicle control. In this trial, there were no statistically significant differences between the isunakinra treated group and the vehicle control group on the primary endpoint of ocular itching or on any secondary endpoints. Isunakinra was generally well tolerated, with 94% of the patients completing the trial and there were no serious adverse events reported.

As of December 31, 2015, the Company had approximately $36.1 million of cash and cash equivalents. As a result of the outcome of this trial, which constituted a “Study Discontinuation Event” pursuant to the terms of the Loan and Security Agreement, dated as of May 27, 2010, as amended on September 4, 2012, November 25, 2014 and December 4, 2015, (the “Loan Agreement”), by and between the Company and the Silicon Valley Bank (the “Lender”), the Company is required to fund a cash collateral account with the Lender in an amount equal to approximately $15.1 million, representing the outstanding obligations under the Loan Agreement. As of December 31, 2015, the outstanding principal balance under the Loan Agreement was $14.1 million. The Loan Agreement provides for an interest rate of 3.75% above the prime lending rate. In addition, the Company is required to make a final payment to Silicon Valley Bank upon maturity in an amount equal to $900,000. The Company currently expects its unrestricted cash and cash equivalents will enable the Company to fund its operating plans into the fourth quarter of 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit shall be deemed to be furnished, and not filed:

99.1        Press release issued by the Company on January 15, 2016

Cautionary Note on Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's therapeutic candidates, including expectations regarding timing of clinical trials or regulatory submissions, regulatory requirements for initiation of clinical trials and registration of product candidates, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: June 15, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number        Description of Exhibit

99.1            Press release issued by the Company on January 15, 2016